UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) June 1, 2005

                      REAL ESTATE ASSOCIATES LIMITED VI
            (Exact name of Registrant as specified in its charter)


            California                0-13112                 95-3778627
      (State or other jurisdiction  (Commission            (I.R.S. Employer
           of incorporation         File Number)        Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01   Other Events

Real Estate Associates Limited VI (the "Partnership") has a 99% limited partnership interest in Lonsdale Housing Associates ("Lonsdale"). On June 1, 2005, Lonsdale sold its investment property, consisting of 131 units, for a sales price of approximately $5,177,000. After Lonsdale's repayment of the mortgage encumbering its investment property and the payment of other liabilities associated with its investment property, the Partnership received from Lonsdale a distribution from the sales proceeds of approximately $2,400,000.

In accordance with the Restated Certificate and Agreement of Limited Partners of the Partnership, the Partnership's corporate general partner is evaluating the cash requirements of the Partnership to determine whether any portion of the net proceeds will be distributed to the Partnership's partners.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                REAL ESTATE ASSOCIATES LIMITED VI


                                By: National Partnership Investment Corp.
                                    Corporate General Partner


                                By: /s/Brian S. Shuman
                                    Brian S. Shuman
                                    Senior Vice President and Chief  Financial
                                    Officer


                               Date: June 7, 2005